UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 18, 2021
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02 Results of Operations and Financial Condition.

On February 18, 2021, the Federal Home Loan Bank of San Francisco (the “Bank”) issued a news release announcing its operating results for the year ended December 31, 2020, and the fourth quarter of 2020, and the declaration of a cash dividend on the capital stock outstanding during the fourth quarter of 2020. A copy of the news release is included as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 is being furnished pursuant to Item 2.02 of this report and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On February 18, 2021, the Bank's Board of Directors declared a quarterly cash dividend on the capital stock outstanding during the fourth quarter of 2020 at an annualized rate of 5.00%. The news release set forth above in Item 2.02 is hereby incorporated into Item 7.01 by reference.

In accordance with the Joint Capital Enhancement (JCE) Agreement entered into with the other Federal Home Loan Banks (FHLBanks) in 2011, each FHLBank is required to allocate 20% of its net income each quarter to a separate restricted retained earnings account until the balance of the account equals at least 1% of that FHLBank's average balance of outstanding consolidated obligations for the quarter. Under the JCE Agreement, these restricted retained earnings will not be available to pay dividends. With the decline in consolidated obligations outstanding in 2020, the Bank ceased contributions to restricted retained earnings in the fourth quarter of 2020, in accordance with the JCE Agreement; and no further allocations of net income into restricted retained earnings are required until such time as the allocation requirement exceeds the balance of restricted retained earnings.

The Bank’s Board of Directors periodically reviews the Bank’s retained earnings methodology and analysis to determine whether any adjustments are appropriate. In January 2021, the Bank’s Board of Directors revised this retained earnings methodology. The revision resulted in a required level of retained earnings of $1.9 billion, compared to a required level of retained earnings of $2.9 billion in effect since September 30, 2020. The Bank satisfies its retained earnings requirement with both restricted retained earnings (i.e., amounts related to the JCE Agreement) and unrestricted retained earnings. The Bank’s retained earnings requirement may be changed at any time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	99.1	News Release, dated February 18, 2021, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 19, 2021	By:	/s/ Stephen P. Traynor
Stephen P. Traynor Acting President and Chief Executive Officer